[KIRKPATRICK & LOCKHART LLP LETTERHEAD]





May 25, 2004

Accessor Funds, Inc.
1420 Fifth Street, #3600
Seattle, Washington, 98101

RE:             Accessor Funds, Inc. (the "Company"):
                Accessor Limited Duration U.S. Government Fund

                Post-Effective Amendment No. 35

Dear Sir or Madam:

         In connection with the filing of Post-Effective Amendment No. 35 to the Registration Statement on Form N-1A (File No. 33-41245) of the Company, which you intend to be declared effective by the Securities and Exchange Commission on May 26, 2004, we hereby consent to the reference to our firm as "counsel" in the Statement of Additional Information incorporated by reference into the prospectus of the Accessor Limited Duration U.S. Government Fund.



                Very truly yours,

                /s/ Kirkpatrick & Lockhart LLP
                Kirkpatrick & Lockhart LLP